WARRANT


THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH THE APPLICABLE STATE SECURITIES LAWS.


                          GUM TECH INTERNATIONAL, INC.

                        WARRANT TO PURCHASE COMMON STOCK


Date of Issuance: June 2, 1999                      Number of Shares:
                                                                      ----------

Gum  Tech  International,  Inc.,  a Utah  corporation  (the  "COMPANY"),  hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Mountain Time on the Expiration Date (as defined herein) _______________________ (________) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the "WARRANT SHARES") at the purchase price per share provided in Section 1(b) below.

     SECTION 1.

     (a) SECURITIES PURCHASE AGREEMENT. This Warrant is one of the Warrants (the "WARRANTS") issued pursuant to Section 1(a) of that certain Securities Purchase Agreement dated as of June 2, 1999, among the Company and the Buyers referred to therein (the "SECURITIES PURCHASE AGREEMENT").

     (b) DEFINITIONS. The following words and terms as used in this Warrant shall have the following meanings:

         (i) "APPROVED STOCK PLAN" shall mean any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider for services provided to the Company.

         (ii) "CERTIFICATE OF DESIGNATIONS" means the Company's Certificate of Designations, Preferences and Rights of the Preferred Shares.

         (iii) "CHANGE OF CONTROL" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

         (iv) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Principal Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Warrants. If the Company and the holders of the Warrants are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(a) of this Warrant with the term "Closing Bid Price" being substituted for the term "Market Price."

         (v) "COMMON STOCK" means (i) the Company's common stock, no par value per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

         (vi) "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 8(b)(i) and 8(b)(ii) hereof regardless of whether the Options (as defined below) or Convertible Securities (as defined below) are actually exercisable or convertible at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the Warrants.

         (vii) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

         (viii) "EXPIRATION DATE" means the date three (3) years from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Chicago or the State of Illinois or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a "HOLIDAY"), the next date that is not a Holiday.

         (ix) "MARKET PRICE" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices for such security for each trading day in such period. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

         (x) "NOTES" means the Eight Percent (8%) Senior Secured Redeemable Notes of the Company issued pursuant to the Securities Purchase Agreement.

         (xi) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         (xii) "OTHER SECURITIES" means (i) any Convertible Securities or Options of the Company issued prior to, and outstanding on, the date of issuance of this Warrant (including Common Stock issuable upon conversion or exercise thereof) or disclosed in Schedule 3(c) to the Securities Purchase Agreement,
(ii) those securities issued pursuant to the terms of the Company's Stock Option Plans existing on the date of issuance of this Warrant or the successor plan identified on Schedule 3(c) to the Securities Purchase Agreement, (iii) the Preferred Shares and (iv) the shares of Common Stock issued upon conversion, redemption or payment, as the case may be, of the Preferred Shares and the Notes.

         (xiii) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (xiv) "PREFERRED SHARES" means the shares of the Company's Series A Preferred Stock issued pursuant to the Securities Purchase Agreement.

         (xv) "PRINCIPAL MARKET" means the Nasdaq National Market.

         (xvi) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (xvii) "WARRANT" means this Warrant and all Warrants issued in exchange, transfer or replacement of any thereof.

         (xviii) "WARRANT EXERCISE PRICE" shall be the price per Warrant Share equal to $12.44.

         (xix) "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of this Warrant.

     SECTION 2. EXERCISE OF WARRANT.

         (a) Subject to the terms and  conditions  hereof and the  provisions of
Section 4.4 of the Securities Purchase Agreement, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any business day on or after the opening of business on the date hereof and prior to 11:59 P.M. Mountain Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as EXHIBIT A hereto (the "EXERCISE NOTICE"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the "AGGREGATE EXERCISE PRICE") in cash or by check or wire transfer or (B) by notifying the Company that it should (x) subtract from the number of Warrant Shares issuable to the holder upon such exercise an amount of Warrant Shares having a last reported Closing Bid Price on the date immediately preceding the date of the subscription notice equal to the Aggregate Exercise Price of the Warrant Shares for which this Warrant is being exercised or (y) subtract an amount equal to the Aggregate Exercise Price first from accrued and unpaid interest on the Notes (as defined in the Securities Purchase Agreement), if any, and second from the principal amount of the Notes held by such holder or (z) subtract an amount equal to the Aggregate Exercise Price from any accrued but unpaid dividends on the Preferred Shares (the "DIVIDEND REDUCTION AMOUNT") and then reduce the number of Preferred Shares by that number of Preferred Shares which is equivalent to the Aggregate Exercise Price less the Dividend Reduction Amount divided by $1,000 (in each case on a pro rata basis and in the case of a reduction in the number of Preferred Shares, rounded to the nearest whole number) (the provisions of subsections (x), (y) and (z), collectively, a "CASHLESS EXERCISE"), and (iii) the surrender to a common carrier for delivery to the Company as soon as practicable following such date, this Warrant and, to the extent that the provisions of Sections (y) and (z) of the Cashless Exercise described above are invoked, the Notes or Preferred Shares, as applicable (or an indemnification undertaking with respect to this Warrant and the Notes or Preferred Shares, if applicable, in the case of their loss, theft or destruction); provided, that if the Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable, and in no event later than three business days, after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). To the extent that the provisions of Sections (y) or (z) of the Cashless Exercise described above are invoked and Notes or Preferred Shares have been surrendered together with this Warrant, replacement Notes or Preferred Shares shall be returned to the holders thereof in accordance with the terms of the Securities Purchase Agreement and Certificate of Designations of the Company's Series A Preferred Shares, as applicable. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in clause (ii)(B) above, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the last reported Closing Bid Price or the Market Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within two business days of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the last reported Closing Bid Price or Market Price or arithmetic calculation of the Warrant Shares within one day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the last reported Closing Bid Price or the Market Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

         (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than seven business days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

         (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

         (d) If the Company shall fail for any reason (other than as provided in Section 2(e)) or for no reason to issue to the holder on a timely basis as described in this Section 2, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(b) hereof, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder for each day the issuance of such Common Stock certificate or new Warrant, as the case may be, is not timely effected an amount equal to .0025 of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled and/or, the number of shares represented by the portion of this Warrant which is not being converted, as the case may be, and (B) the Closing Bid Price of the Common Stock on such day. The payments to which a holder shall be entitled pursuant to this
Section 2(d) are referred to herein as "WARRANT DELAY

PAYMENTS." Warrant Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Warrant Delay Payments are incurred and (II) the third business day after the event or failure giving rise to the Warrant Delay Payments is cured. In the event the Company fails to make Warrant Delay Payments in a timely manner, such Warrant Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. If the Company fails to pay the Warrant Delay Payments, including any interest thereon, within 15 business days of the date such Warrant Delay Payments are due, then the holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of the Warrant Delay Payments, including any interest thereon, the number of shares of Common Stock equal to the quotient of (X) the sum of the Warrant Delay Payments and all interest accrued thereon divided by (Y) the lowest Closing Bid Price in effect during the period beginning on and including the date such written notice is delivered to the Company and ending on and including the business day immediately preceding the date such shares of Common Stock are received by the holder entitled thereto.

         (e) In the event that the Company is unable to issue Warrant Shares upon exercise of this Warrant as a result of the application of Section 4.4 of the Securities Purchase Agreement, the Company agrees to pay to the holder of this Warrant an amount of cash equal to the product of (i) the difference between the Closing Bid Price of the Common Stock on the date of exercise of this Warrant and the Warrant Exercise Price and (ii) the number of Warrant Shares for which this Warrant is being exercised. Any payments required by this
Section  2(e) shall be made by the  Company  within the time  periods set out in
Section 2(b) as if the Company were delivering Warrants Shares as opposed to cash. The other rights and remedies afforded to a holder of Warrants hereunder shall not be affected by the application of Section 4.4 of the Securities Purchase Agreement.

     SECTION 3. COVENANTS AS TO WARRANTS, WARRANT SHARES AND COMMON STOCK. The Company hereby covenants and agrees as follows:

         (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

         (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

         (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

         (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

         (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         SECTION 4. TAXES. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

         SECTION 5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this
Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         SECTION 6. REPRESENTATIONS OF HOLDER. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "ACCREDITED INVESTOR"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

         SECTION 7. OWNERSHIP AND TRANSFER.

         (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

         (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(c) below.

         (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, in generally acceptable form, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         (d) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement dated as of even date herewith by and between the Company and the Buyers listed on the signature page thereto (the "REGISTRATION RIGHTS AGREEMENT") and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

         SECTION 8. ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

         (a) ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or in accordance with Section 8(b) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan or upon exercise or conversion of the Other Securities) for a consideration per share less than the Market Price of the Common Stock for the five (5) consecutive trading days immediately preceding the date of such issue or sale (the "APPLICABLE PRICE"), then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Warrant Exercise Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Applicable Price by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product derived by multiplying the (I) Applicable Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. Upon each such adjustment of the Warrant Exercise Price hereunder, the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

         (b) EFFECT ON WARRANT EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

             (i) ISSUANCE OF OPTIONS. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8(b)(i) to the extent that such adjustment is based solely on the fact that the Convertible Securities issuable upon exercise of such Option are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

             (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(b)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion or exchange of such Convertible Security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale. Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 8(b)(ii) to the extent that such adjustment is based solely on the fact that such Convertible Securities are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

             (iii) CHANGE IN OPTION PRICE OR RATE OF CONVERSION. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect except to the extent the original grant, issuance or sale of such option or convertible security resulted in a decrease of the Warrant Exercise Price then in effect.

         (c) EFFECT ON WARRANT EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

             (i) CALCULATION OF CONSIDERATION RECEIVED. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price of such securities for the twenty (20) consecutive trading days immediately preceding the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within five business days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne by the Company.

             (ii) RECORD DATE. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         (d) ADJUSTMENT OF WARRANT EXERCISE PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

         (e) DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other transaction) (a "DISTRIBUTION"), at any time after the issuance of this Warrant, then, in each such case:

             (i) the Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Bid Price on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and
(B) the denominator shall be the Closing Bid Price on the trading day immediately preceding such record date; and

             (ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

         (f) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 8 (other than an issuance of securities pursuant to an Approved Stock Plan or upon the issuance or sale of shares of Common Stock upon issuance, exercise or conversion of the Other Securities) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

         (g) NOTICES.

             (i) Immediately upon any adjustment of the Warrant Exercise Price or the number of Warrant Shares, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

             (ii) The Company will give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

             (iii) The Company will also give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

         (h) DE MINIMIS ADJUSTMENTS. Notwithstanding anything to the contrary in this Section 8, no adjustment in the number of Warrant Shares or the Warrant Exercise Price shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Warrant Exercise Price; PROVIDED that any adjustments which by reason of this Subsection 8(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

         SECTION 9. PURCHASE RIGHTS; REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. (a) In addition to any adjustments pursuant to
Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "ACQUIRING ENTITY") written agreement (in form and substance satisfactory to the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants, such cash, shares of stock, securities or other assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change.

         SECTION 10. REDEMPTION OF NUMBER OF WARRANT SHARES. Commencing one year from the original date of issuance of this Warrant, on any day immediately following at least twenty (20) consecutive trading days during which the Closing Bid Price of the Common Stock on each trading day during such twenty (20) consecutive trading days exceeds 150%, 200% or 250%, respectively, of the average Closing Bid Price of the Common Stock for the twenty (20) trading days immediately preceding the original date of issuance of this Warrant, the Company shall have the right, in its sole discretion, to reduce the number of Warrant Shares subject to this Warrant by one-third, two-thirds or all, respectively ("REDEMPTION AT COMPANY'S ELECTION"); provided that the Conditions to Redemption at the Company's Election (as set forth below) and the other terms of this
Section 10 are satisfied. The Company shall exercise its right to Redemption at Company's Election by providing each holder of Warrants written notice ("NOTICE OF REDEMPTION AT COMPANY'S ELECTION") within 5 days following occurrence of any of the events described in the immediately preceding sentence. If the Company elects to require redemption of some, but not all, of the Warrant Shares subject to redemption at such time, the Company shall redeem an amount from each holder of Warrant Shares equal to such holder's pro rata amount (based on the number of such Warrant Shares held by such holder relative to the number of such Warrant Shares outstanding on date of the

Company's delivery of the Notice of Reduction at Company's Election) of all Warrant Shares the Company is requiring to be redeemed. The Notice of Redemption at Company's Election shall indicate (x) the number of Warrant Shares the Company has selected for redemption, (y) the date selected by the Company for redemption (the "COMPANY'S ELECTION REDEMPTION DATE"), which date shall be not less than 10 or more than 15 trading days after each holder's receipt of such notice, and (z) each holder's pro rata share of outstanding Warrant Shares the Company is requiring to be redeemed. "CONDITIONS TO REDEMPTION AT THE COMPANY'S ELECTION" means the following conditions: (i) on each day during the period beginning 25 days prior to the date of the Company's Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date, the Registration Statement shall be effective and available for the sale of no less than 100% of the Underlying Shares (as defined in the Securities Purchase Agreement); (ii) on each day during the period beginning on and including the date which is 25 trading days prior to the date of the Company's Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date, the Common Stock is/was authorized for quotation on the Nasdaq National Market or listed on the American Stock Exchange or the New York Stock Exchange, Inc. and was/is not suspended from trading;
(iii) neither an Event of Default (as defined in each of the Certificate of Designations and the Securities Purchase Agreement, respectively) with respect to the Preferred Shares or the Notes nor any event that with the passage of time would constitute an Event of Default (assuming it was not cured) shall have occurred; (iv) during the period beginning on the original date of issuance of this Warrant and ending on and including the Company's Election Redemption Date, there shall not have occurred the consummation of any Organic Change or a public announcement of a pending Organic Change which has not been abandoned or terminated; and (v) the Company otherwise has satisfied its obligations and is not in material default under this Warrant, the Notes, the Certificate of Designations, the Securities Purchase Agreement or the Registration Rights Agreement.

         SECTION 11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

         SECTION 12. NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           Gum Tech International, Inc.
                           246 East Watkins Street
                           Phoenix AZ 85004
                           Telephone:       (602) 252-1617
                           Facsimile:       (602) 252-6650
                           Attention:       Chief Financial Officer

                  With copy to:

                           Snell & Wilmer
                           One Arizona Center
                           Phoenix AZ 85004
                           (602) 382-6000
                           (602) 382-6070
                           Richard Stagg, Esq.


If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         SECTION 13. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding; provided that no such action may increase the Warrant Exercise Price of the Warrants or decrease the number of shares or class of stock obtainable upon exercise of any Warrants without the written consent of the holder of such Warrant.

         SECTION 14. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Utah shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

                                        GUM TECH INTERNATIONAL, INC.



                                        By: /s/ Gary S. Kehoe
                                            ------------------------------------
                                        Name:    Gary S. Kehoe
                                        Title:   President

                              EXHIBIT A TO WARRANT

                                SUBSCRIPTION FORM

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
                          GUM TECH INTERNATIONAL, INC.

         The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("WARRANT SHARES") of Gum Tech International, Inc. a Utah corporation (the "COMPANY"), evidenced by the attached Warrant (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

         ____________    a "CASH EXERCISE" with respect to

                         _______________________ Warrant Shares; and/or

         ____________    a "CASHLESS EXERCISE" with respect to

                         ___________________ Warrant Shares (to the extent permitted by the terms of the Warrant).

         2. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant. In the event that the holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder agrees to have the Aggregate Exercise Price (as defined in the Warrant) offset against (i) the number of Warrant Shares deliverable hereunder, (ii) the principal and interest, if any, on such holder's Notes (as defined in the Warrant), or (iii) accrued but unpaid dividends on, and the number of, such holders Preferred Shares (as defined in the Warrant), each as more fully specified in the Warrant.

         3. Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______


--------------------------------
Name of Registered Holder

By:
   -----------------------------
Name:
Title:

                              EXHIBIT B TO WARRANT

                              FORM OF WARRANT POWER


FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, a warrant to purchase ____________ shares of the capital stock of Gum Tech International, Inc., a _______ corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:  _________, 199_




                                            ------------------------------------

                                       By:      _____________________________
                                       Its:     _____________________________